Exhibit 1.1

THE ROYAL BANK OF SCOTLAND GROUP plc

$ [    ]
[ ]% Subordinated Notes
Due _____

Underwriting Agreement*

_________ __, _____

[NAMES OF REPRESENTATIVES]

Ladies and Gentlemen:

     From time to time The Royal Bank of Scotland Group plc, a public limited company organized under the laws of Great Britain and registered in Scotland (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to [Names of Representatives and] the several firms named in Schedule I, if any, to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Securities”).

      The terms of, and rights attached to, any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to a subordinated debt indenture (the “Indenture”). The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

1.	Particular sales of the Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or

* [To be modified as appropriate for issuances of capital securities.]

Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the principal amount of such Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement (as defined below) and prospectus with respect thereto) the terms of such Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-________ ) and related preliminary prospectus for the registration of, among other securities, certain debt securities of the Company, including the Securities, in accordance with the provisions of the U.S. Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

The registration statement on Form F-3, as amended to the date on which it became effective prior to the date of this Agreement, and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein to such date) are hereinafter referred to as the “Registration Statement” and the “Prospectus”, respectively, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or include such prospectus supplement, as the case may be, from and after the time such revised prospectus or prospectus supplement is first provided to the Underwriters for such use and if the Company files any documents pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the Registration Statement became effective and prior to the termination of the offering of the Securities by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus pursuant to Form F-3 under the 1933 Act Regulations, the term “Prospectus” shall refer to said prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission.

2.	The Company represents and warrants to, and agrees with, each of the Underwriters, that:

(a) The Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus, provided, further, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the trustee (the “Trustee”).

(b)	The documents incorporated by reference in the Registration Statement, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, at the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement after the date of this Agreement but prior to the termination of the offering of Securities, will, when they are filed with or furnished to the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information included or incorporated in the Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(c)	The audited consolidated financial statements of the Company for the years ended December 31, ____, _____ and _____ were prepared in accordance with accounting principles generally accepted in the United Kingdom and correctly reflect (in conjunction with the notes thereto) the financial position of the Company for the years then ended.

(d)	[The unaudited consolidated financial statements of the Company for the six month periods ended June 30, _____ and _____ have been stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.]

(e)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise.

(f)	The Company (A) has been duly incorporated in Great Britain and is validly registered under the laws of Scotland; (B) has the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the Indenture and, in each case, to perform its obligations hereunder and thereunder; and (C) has duly authorized, executed and delivered this Agreement and the Pricing Agreement and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(g)	The Royal Bank of Scotland plc (the “Bank”) has been duly incorporated in Great Britain and is validly registered under the laws of Scotland, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and all of the issued and outstanding share capital or capital stock of the Bank is owned, directly or indirectly, by the Company. National Westminster Bank Plc (“NatWest”) has been duly incorporated under the laws of England, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and all of the issued and outstanding ordinary share capital of NatWest is owned, directly or indirectly, by the Company.

(h)	The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles; the Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered against payment therefor as contemplated hereby and by the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Indenture.

(i)	Each of the Indenture and the Securities will conform in all material respects to the descriptions thereof contained in the Prospectus.

(j)	All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States or the United Kingdom having jurisdiction over the Company required for the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company to effect interest payments in United States dollars on the Securities in accordance with the terms of the Indenture have been obtained and are in full force and effect, except as may be required by United States state securities laws (the “Blue Sky laws”).

(k)	The execution, delivery and performance of this Agreement, the Pricing Agreement and Indenture, the issuance, authentication, sale and delivery of the Securities and the compliance by the Company with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach under any agreement or instrument to which the Company is a party or by which the Company is bound that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation that is material to the Company and its subsidiaries, taken as a whole, of the provisions of the Memorandum and Articles of Association of the Company or any statute or any order, filing, rule or regulation of any United States, English or Scottish court or governmental agency or regulatory body having jurisdiction over the Company.

(l)	The Company is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)	The Company was informed, prior to any public announcement of the issue of the Securities, of the existence of the Financial Services Authority’s informational guidance referred to in MAR 2.3.2R(4) of the price stabilizing rules made under section 144(1) of the Financial Services and Markets Act 2000, and the Company represents, warrants and undertakes that it has not issued and will not issue, without the prior consent of the Representatives, any communication to which MAR 2.3.2R(1) of those rules applies unless that communication adequately discloses that stabilizing action may take place in relation to the issue of the Securities and complies with MAR 2.3.3E of those rules.

	(n)	No event has occurred or circumstances arisen which (after the issuance of the Securities) will constitute, or which, with the giving of notice and/or the lapse of time would constitute, an Event of Default or a Default under the Securities.

	(o)	There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

3.	Upon the execution of the Pricing Agreement applicable to any Securities and authorization by the Representatives of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.	The Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriters, against payment by the Underwriters, or by the Representatives on behalf of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company as specified in the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5.	The Company agrees with each of the Underwriters of any Securities:

	(a)	The Company will notify the Representatives immediately on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement or the offering of the Securities, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)	The Company will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act Regulations and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Representatives.

(c)	The Company will prepare the Prospectus in relation to the applicable Securities and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the time required by Rule 424(b) following the execution and delivery of the Pricing Agreement relating to the applicable Securities.

(d)	The Company will deliver to each Representative a conformed copy of the Registration Statement as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(e)	The Company will furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus by no later than 9:00 a.m. on the second business day prior to the Time of Delivery and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Underwriters and upon the Representatives’ request prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)	The Company shall at the reasonable request of the Underwriters at any time prior to the completion (in the view of the Underwriters) of distribution of the Securities, amend or supplement the Prospectus in order to comply with applicable law or the requirements of the [Luxembourg Stock Exchange] [London Stock Exchange] and deliver to the Underwriters from time to time as many copies of the relevant amendment or supplement as the Underwriters may reasonably request.

(g)	The Company will endeavour, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualifications in effect for as long as necessary to complete the distribution of the Securities but in no event for a period longer than one year from the date of this Agreement.

(h)	The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(i)	During the period beginning from the date of the Pricing Agreement for such Securities and continuing to and including the termination of trading restrictions for such Securities, as notified to the Company by the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of, pursuant to a public offering in the United States, any securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(j)	Prior to the first payment due under the terms of the Securities, the Securities will be listed on a “recognised stock exchange” within section 841 of the Income and Corporation Taxes Act 1988; as soon as practicable, application will be made to list the Securities on the [Luxembourg Stock Exchange] [London Stock Exchange].

(k)	The Company will apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

(l)	The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV, as operator of the Euroclear System or Clearstream Banking, sociéte anonyme, as the case may be.

(m)	Prior to the issuance of the Securities, the Company will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Securities and to permit the Company to make interest payments on the Securities in U.S. dollars.

6.	The Company will pay all expenses incident to the performance of its obligations under this Agreement, any Pricing Agreement, Indenture, and the Securities, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, the Prospectus and any related preliminary prospectus (and any amendments or supplements thereto) and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the Indenture and the Blue Sky Survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Securities to (or at the direction of) the Underwriters, including any transfer or other taxes or duties payable upon the delivery of the Securities to a custodian for DTC, Euroclear Bank SA/NV, as operator of the Euroclear System or Clearstream Banking, sociéte anonyme, as the case may be, or the sale of the Securities to the Underwriters; (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Securities under the applicable securities laws in accordance with the provisions of Section 5(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $5,000 with respect to a particular issue of the Securities and in connection with the preparation of the Blue Sky Survey and any

Legal Investment Survey, if any; (vi) the delivery to the Underwriters of copies of the Blue Sky Survey, if any; (vii) any costs, fees and charges of any paying agent appointed under the Indenture; (viii) all expenses and listing fees in connection with the listing of the Securities, if any, on the [Luxembourg Stock Exchange] [London Stock Exchange] and the clearance and settlement of the Securities through the facilities of DTC, Euroclear Bank SA/NV, as operator of the Euroclear System or Clearstream Banking, sociéte anonyme, as the case may be; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses incurred in connection with the filing of any materials with the National Association of Securities Dealers, Inc., if any; (xi) any fees associated with a Bloomberg roadshow presentation; (xii) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Securities, the initial delivery of the Securities, the deposit of the Securities with a custodian for DTC, Euroclear Bank SA/NV, as operator of the Euroclear System or Clearstream Banking, sociéte anonyme, as the case may be, the purchase by the Underwriters of the Securities, the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof, and the execution and delivery of this Agreement, the Pricing Agreement and the Indenture; (xiii) the fees and expenses of the Trustee and any authorized agent of the Trustee, and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (xiv) any value added taxes payable in the United Kingdom in respect of any of the above expenses.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7 or Section 11(a)(i) hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, except that in the case of a termination in accordance with Section 11(a)(i) hereof, such reimbursement shall include only any expenses actually incurred (not to exceed $•).

7.	The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Securities are, at and as of the Time of Delivery for such Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement is effective and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been transmitted to the

Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by Rule 424(b) of the 1933 Act Regulations, and prior to the Time of Delivery the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(b)	At the Time of Delivery, the Representatives shall have received:

(1) The opinion, dated as of the Time of Delivery, of Davis Polk & Wardwell, United States counsel for the Company, with respect to the matters set forth in Annex II hereto, subject to modifications to which the Underwriters do not reasonably object.

(2) The opinion, dated as of the Time of Delivery, of Dundas & Wilson CS LLP, Scottish solicitors to the Company, with respect to the matters set forth in Annex III hereto, subject to modifications to which the Underwriters do not reasonably object.

(3) The opinion, dated as of the Time of Delivery, of Linklaters, English solicitors to the Company, with respect to the matters set forth in Annex IV hereto, subject to modifications to which the Underwriters do not reasonably object.

(4) The opinion, dated as of the Time of Delivery, of Sidley Austin Brown & Wood, counsel for the Underwriters, with respect to the matters set forth in Annex V hereto.

(c)	At the Time of Delivery for such Securities, Deloitte & Touche LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Time of Delivery, with regard to matters customarily covered by accountants’ “comfort letters” and otherwise in form and substance satisfactory to the Representatives.

(d)	If required pursuant to the Pricing Agreement, an application shall have been made for listing the Securities on the [Luxembourg Stock Exchange] [London Stock Exchange].

(e)	At the Time of Delivery (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise, and (2) the Representatives shall have received a certificate of the Company executed on its behalf by an officer of the Company, dated as of the Time of Delivery, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct in all material respects as though expressly made at and as of the Time of Delivery; (ii) the Company has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been initiated or threatened by the Commission.

(f)	The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of a deputy secretary of the Company stating that to the best knowledge and belief of the deputy secretary signing such certificate after reasonable inquiry, the issue and sale of the Securities in the manner contemplated in the Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company or any of its subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(g)	The Securities shall have been rated “A+” by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., “Aa3” by Moody’s Investors Service, Inc. and “AA-” by Fitch, Inc.

(h)	If an affiliate (as defined in applicable National Association of Securities Dealers (“NASD”) rules) of the Company is participating in the offering of the Securities, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 herein shall remain in effect.

8.	(a)	The Company agrees to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)	against any and all expense whatsoever, as reasonably incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to (A) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) or (B) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission of a material fact in the Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) delivered to any person if such untrue statement or omission was corrected in the Prospectus, or any subsequent related preliminary prospectus (or any amendment or supplement thereto), if copies thereof were delivered to such Underwriter and a copy thereof was not furnished to such person prior to the confirmation of the sale of Securities to such person if required by law.

(b)	Each Underwriter severally agrees to indemnify and hold harmless each of the Company, its directors, each of the officers of the Company who signed the Registration Statement, the Company’s authorized representative in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus, any related preliminary prospectus (or any amendment or supplement thereto) or in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus or such preliminary prospectus (or any amendment or supplement thereto).

(c)	Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.

Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.

(d)	If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts, concessions and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

	(e)	The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

9.	If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Securities which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 24-hour period, then:

	(a)	if the number of Defaulted Securities does not exceed 10% of the Securities which the Underwriters are obligated to purchase at the Time of Delivery, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Securities bear to the underwriting obligations of all non-defaulting Underwriters, or

	(b)	if the number of Defaulted Securities exceeds 10% of the Securities which the Underwriters are obligated to purchase at the Time of Delivery, the Pricing Agreement relating to such Securities shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Representatives or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

10.	All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters pursuant to this Agreement.

11.	(a)	The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Time of Delivery (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (ii) and (iii) in the reasonable judgment of the Representatives (after consultation with the Company) makes it impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, London Stock Exchange or any other stock exchange on which the Company’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s securities on the New York Stock Exchange or the London Stock Exchange, or (vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation affecting the Company or the Securities or the transfer thereof, or (ix) if there is any lowering of the rating of any of the Company’s debt securities, preference shares, American depositary shares representing preference shares or American depositary receipts evidencing American depositary shares representing preference shares by Moody’s Investor Services, Inc., Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch, Inc.

(b) If this Agreement is terminated pursuant to Sections 7, 9 or 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 shall remain in effect.

12.	In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.		This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors, and authorized representative of the Company referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.	(a)	The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

	(b)	The Company hereby irrevocably designates, appoints, and empowers CT Corporation System with offices at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.	(a)	Each Underwriter severally represents and agrees that (i) it has not offered or sold and, prior to the expiry of the period of six months from the Time of Delivery for the Securities, it will not offer or sell any Securities or any investments representing Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Securities or any investments representing Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities or any investments representing the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

	[(b)	If global offering: Each Underwriter further severally represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any of the Securities with an aggregate amount of less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemptions or exception are complied with.]

	[(c)	If global offering: No action has or will be taken by the Company in any jurisdiction (other than the United States) that would permit a public offering of the Securities or any investments representing the Securities or possession or distribution of any registration statement, preliminary prospectus or prospectus or any amendment or supplement thereto or any other offering material relating to the Securities or any investments representing the Securities in any country or jurisdiction (other than the United States) where action for that purpose is required. Each Underwriter represents and agrees that it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or any investments representing Securities or has in its possession or distributes any registration statement, prospectus or any amendment or supplement thereto or any such other material, in each case at its own expense.]

16.	Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.	This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

18.	This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

[The rest of this page is intentionally left blank.]

     If the foregoing is in accordance with your understanding, please sign and return to us [ ] counterparts hereof.

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP plc

By:

Name:
Title:

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[NAMES OF REPRESENTATIVES]

By:

Name:
Title:

For themselves and as representatives of the several Underwriters

Annex I

Pricing Agreement

[Names of Representatives]

[As Representatives of the several
Underwriters named in Schedule I hereto,]

___________ __, ____

Ladies and Gentlemen:

     The Royal Bank of Scotland Group plc, a public limited company organized under the laws of Great Britain and registered in Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated ________ __, ____ (the “Underwriting Agreement”), between the Company on the one hand [and Names of Representatives and] the other several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us [                ] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP plc

By:

Name:
Title:

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[NAMES OF REPRESENTATIVES]

By:

Name:
Title:

For themselves and as representatives of the several Underwriters

SCHEDULE I

Principal Amount of Securities to be Purchased
Underwriter

[Names of Representatives]	$	[ ]

[Names of other Underwriters]	$	[ ]

Total	$	[ ]

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Securities:

     [ ]% Subordinated Notes due [ ]

Aggregate principal amount:

     $[ ] principal amount of subordinated notes

Price to Public:

     [ ]% of the principal amount of the Securities

Purchase Price by Underwriters:

     [ ]% of the principal amount of the Securities

Underwriting Commission:

     [ ]%

Form of Securities:

     Book-entry only form represented by one or more global securities deposited with a custodian for DTC, Euroclear Bank SA/NV, as operator of the Euroclear System and Clearstream Banking, sociéte anonyme, as the case may be.

Specified funds for payment of purchase price:

     Wire transfer of immediately available funds

Time of Delivery:

     9:30 a.m. (New York time), __________ __, ____

Indenture:

     Indenture dated as of September 30, 2002 between the Company and The Bank of New York, as Trustee

Maturity:

     __________ __, ____

Interest Rate:

     [ ]%

Interest Payment Dates:

     Interest will be paid on the Securities on ________ ___ and ________ ___ of each year, commencing __________ __, ____.

Redemption Provisions:

     The Securities may be redeemed as described in the Prospectus.

Sinking Fund Provisions:

     No sinking fund provisions

Closing location for delivery of Securities:

     Offices of Davis Polk & Wardwell, 99 Gresham Street, London EC2V 7NG, United Kingdom

Names and addresses of Representatives:

     Designated Representatives:

     Address for Notices:

Stock Exchange Listing:

The [Luxembourg Stock Exchange] [London Stock Exchange]

Other Terms:

The Securities will have additional terms as more fully described in the Prospectus.

ANNEX II

FORM OF OPINION OF
DAVIS POLK & WARDWELL, UNITED STATES COUNSEL
FOR THE COMPANY

[To be included as a Statement of Fact before the opinion:
We have been informed by a member of the Commission staff that the Registration Statement was declared effective as of [           ].]

Based upon the foregoing, we are of the opinion that:

1.	Assuming that the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law.

2.	Assuming the Indenture and the Securities have been duly authorized, executed and delivered by the Company insofar as Scots law is concerned and assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee, the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and the Securities have been duly authorized, executed, authenticated and delivered; and the Indenture (other than the terms governed by English law as to which we express no opinion) constitutes, and, upon payment therefor in accordance with the terms of the Underwriting Agreement and Pricing Agreement, the Securities (other than the terms governed by English law as to which we express no opinion) will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles and entitled to the benefits of the Indenture.

3.	The performance by the Company of its obligations under the Underwriting Agreement (including the Pricing Agreement), the Indenture and the Securities will not contravene any statute of the State of New York or the United States, or any order, rule or regulation of any governmental agency or body of the United States or the State of New York that in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement (including the Pricing Agreement), the Indenture and the Securities.

4.	No consent, approval, registration, filing, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York state law that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement (including the Pricing Agreement), is required for the performance by the Company of its obligations under the Underwriting Agreement (including the Pricing Agreement) except such as have been obtained and such as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities.

5.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.	Assuming the validity of such action under Scots law, under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 14 of the Underwriting Agreement and Section 1.14 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any New York state or U.S. federal court located in the State of New York, Borough of Manhattan in the City of New York (each a “New York Court”), in any action arising out of or relating to the Underwriting Agreement, the Pricing Agreement or the Indenture, and has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the laying of venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its initial authorized agent for the purposes described in Section 14 of the Underwriting Agreement or Section 1.14 of the Indenture; and service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement or Section 1.14 of the Indenture will be effective service of process in any such action upon the Company.

      We have considered the matters required to be included in the Prospectus under the caption “Description of Debt Securities” insofar as they summarize provisions of the Securities and the Indenture. In our opinion, such statements fairly summarize these provisions in all material respects.

       We have also considered the statements set forth in the Prospectus under the caption “Certain US Federal and UK Tax Consequences – United States” insofar as they purport to describe certain US federal income tax laws as they relate to US Holders (as defined therein). In our opinion, such statements constitute a fair summary of the principal US federal income tax consequences to such US Holders of an investment in the Securities.

       We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with certain officers and employees of, and solicitors and independent public accountants for, the Company and with representatives of the Underwriters and counsel for the Underwriters the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (1) in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, (2) nothing has come to our attention that causes us to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (3) in our opinion, the documents incorporated by reference in the Prospectus appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. In expressing the foregoing opinions and belief, we have not been called to pass upon, and we express no opinion or belief as to, (1) the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or Prospectus or (2) the Statement of Eligibility of the Trustee on Form T-1. For purposes of this paragraph, the term “financial data” includes, without limitation, the data required to be included in the Registration Statement and Prospectus under the Act by Guide 3, Statistical Disclosure by Bank Holding Companies.

ANNEX III

FORM OF OPINION OF
DUNDAS & WILSON CS LLP, SCOTTISH SOLICITORS
TO THE COMPANY

Based upon and subject to the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that so far as the present law of Scotland is concerned:-

1.	The Company and the Bank have been duly incorporated in Great Britain as limited liability companies and are validly registered under the law of Scotland, are not in liquidation, and have the corporate power and authority under such law to conduct their respective businesses as described in the Prospectus and the Prospectus Supplement.

2.	The execution, delivery and performance by the Company of the Underwriting Agreement and the Pricing Agreement is within the corporate power of the Company and has been duly authorized by all necessary corporate action on the part of the Company.

3.	The creation and issuance of the Securities and the execution, delivery and performance by the Company of the Indenture is within the corporate power of the Company and has been duly authorized by all necessary corporate action on the part of the Company; assuming, inter alia, due authorization and execution of the Indenture by the Trustee, the obligations on the part of the Company under the Indenture are valid and legally binding against the Company, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

4.	The Securities (in global or definitive form) (when executed by the Company in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Company and (upon their issue, authentication and delivery in accordance with the terms of the Underwriting Agreement, the Pricing Agreement and the Indenture) will have been duly issued and delivered, and they will constitute valid and legally binding obligations of the Company subject as to enforcement to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

5.	The obligations on the part of the Company under the Indenture are valid and legally binding against the Company subject as to enforcement to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

6.	No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together “consents”), except such consents as may be required under statutory provisions (other than the Companies Acts, 1985 and 1989 as they apply to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by the Company as a result of the Company being a Scottish registered company for the execution, issue and delivery of the Securities.

7.	Neither the execution, delivery and performance by the Company of the Indenture, nor the execution, issue and delivery of the Securities, will of itself result in any violation in any material respect of:

(a) the Memorandum or Articles of Association of the Company or the Bank; or

(b) any existing applicable mandatory provision of Scots law or regulation; or

(c) any existing judgment, order or decree of any Scottish court.

8.	The Underwriters would under current practice of the Scottish courts (assuming the effect of Section 14 of the Underwriting Agreement is not to prorogate the exclusive jurisdiction of the United States courts or the courts of or in the State of New York) be permitted to commence proceedings in the Scottish courts for enforcement of the Underwriting Agreement and Pricing Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company remained domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the proper law of the Underwriting Agreement would be upheld as a valid choice of law by that court.

9.	The submission by the Company in Section 14 of the Underwriting Agreement to the jurisdiction of the courts of or in New York, and the designation, appointment and empowerment by the Company under the said Section 14 of an agent for service, would be upheld by the Scottish courts as valid and effective.

10.	In relation to any Agreement which is expressed to be governed by the law of the State of New York as its proper law, a judgment of the courts of the State of New York as the relevant forum would be recognised in Scotland through an action of decree conform under common law in the Court of Session in Scotland, assuming that (I) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (II) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (III) enforcement of the judgment is not contrary to Scottish public policy.

11.	The Underwriting Agreement, the Pricing Agreement and the Indenture have, insofar as Scots law governs the formalities of execution and delivery thereof, been duly executed and delivered by or on behalf of the Company.

12.	Assuming that the subordination provisions in Section 12.01 of the Indenture are, in respect of the Subordinated Debt Securities (as defined in the Indenture), legal and valid and binding obligations of the Company and each holder of the Subordinated Debt Securities (including each holder of the Securities), enforceable against each of them (and against a liquidator or administrator of the Company), in accordance with their terms, under English law, such provisions will, in respect of the Securities, be given effect by the courts of Scotland (including, without limitation, in the event of a winding-up, administration or other insolvency proceeding of or affecting the Company) in accordance with their terms.

Annex IV

     FORM OF OPINION OF LINKLATERS, ENGLISH SOLICITORS TO THE COMPANY

We are of the opinion that:-

1.	It is not necessary to obtain any approval, consent, order or permission of, or to effect any further filing, recording or registration with, any public authority or governmental agency in England or authorisation from any regulatory authority, government department or court in England (other than any consents, approvals or authorisations required under the Companies Act 1985 as it applies to a company having its registered office in Scotland - as to which we understand you are relying upon an opinion of Dundas & Wilson CS LLP) in respect of the execution, delivery or performance of the Securities, the Underwriting Agreement, the Pricing Agreement, or the Indenture or, in particular:

(i) for the valid issue and delivery of the Securities to, or at the direction of, the Underwriters; or

(ii) to enable the Company to make any payment to the Holders (as defined in the Indenture) including any payment on a return of capital on a winding up of the Company to the Holders of the Securities in United States dollars except for the approval of The Financial Services Authority in the circumstances detailed in the terms and conditions of the Securities set out in the Prospectus and the Prospectus Supplement;

2.	The statements in the Prospectus under the section headed “Certain US Federal and UK Tax Consequences”, insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom Inland Revenue practice relevant to the issue of the Securities fairly and accurately summarise the matters referred to therein;

3.	The subordination provisions of the Securities and in the Indenture, each as they are described in the Prospectus, are accurate in all material respects; provided however that we express no opinion as to the reasonableness, completeness or fairness of such statements in the context of a prospectus issued publicly in the United States of America or as to the compliance of such statements with the requirements of the securities laws of the United States of America or any part thereof;

4.	No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable by the Underwriters on the creation, issue or delivery of the Securities;

5.	No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes should be payable in the United Kingdom on the creation, issue or delivery by, or on behalf of, the Company of the Securities in registered form, the execution and delivery of the Pricing Agreement, the Underwriting Agreement or the consummation of the transactions contemplated thereby;

6.	No United Kingdom value added tax will be payable by the Underwriters in respect of their underwriting commissions under the Underwriting Agreement.

7.	Payments of interest in respect of the Securities may be made without withholding taxes or duties in the United Kingdom provided that the Securities are listed on a “recognised stock exchange” within the meaning of section 841 of the Income and Corporation Taxes Act 1988 at the time of the payment; The [Luxembourg Stock Exchange] [London Stock Exchange] is a “recognised stock exchange” for purposes of section 841;

8.	Each Holder of a Security is, if and when a cause of action which is enforceable by a Holder arises under the Securities, entitled to sue as claimant in the English courts for the enforcement of its rights against the Company and such entitlement will not be subject to any conditions which are not applicable to residents of England, save that an English court may require a person who is not resident of England to provide security for costs and that a claim may be stayed or struck out on the grounds of:

(a) forum non conveniens (where there is some other forum with competent jurisdiction which is more appropriate for the trial of the action);

(b) lis alibi pendens (where proceedings are pending in another jurisdiction); or

(c) res judicata (where the merits of the issues in dispute have already been judicially determined or should have been raised in previous proceedings between the parties).

9.	Neither the execution and delivery of the Underwriting Agreement, the Pricing Agreement and the Indenture by the Company, nor the compliance by the Company with its obligations under the Underwriting Agreement, the Pricing Agreement or the Indenture, will, of itself, breach (A) any mandatory provision of English law of general application binding on the Company, or (B) any covenant (other than any financial or similar covenant) contained in any of the following documents:-

(a)	Trust Deed dated 2 May 1985 between the Company and The Law Debenture Trust Corporation p.l.c. constituting £200,000,000 floating rate notes due 2005;

(b)	Trust Deed dated 11 December 1985 between the Company and The Law Debenture Trust Corporation p.l.c. constituting US$350,000,000 undated floating rate primary capital notes;

(c)	Trust Deed dated 24 August 1989 between the Company and The Law Debenture Trust Corporation p.l.c. constituting US$400,000,000 undated floating rate primary capital notes;

(d)	First Supplemental Trust Deed dated 1 March 1993 between The Royal Bank of Scotland plc, the Company and The Law Debenture Trust Corporation p.l.c. constituting £150,000,000 10½% subordinated bonds 2013;

(e)	Second Supplemental Trust Deed dated 12 August 1993 between The Royal Bank of Scotland plc, the Company and The Law Debenture Trust Corporation p.l.c. constituting £200,000,000 9½% undated subordinated bonds;

(f)	Trust Deed dated 10 June 2002 between the Company and The Law Debenture Trust Corporation p.l.c. constituting €1,250,001,000 fixed/floating rate callable subordinated notes due 2042;

(g)	Trust Deed dated 5 December 2002 between the Company and The Law Debenture Trust Corporation p.l.c. constituting US$750,001,000 fixed rate callable subordinated notes due 2042;

(h)	Trust Deed dated 10 December 2003 between the Company and The Law Debenture Trust Corporation p.l.c. constituting US$650,001,000 fixed/floating rate callable subordinated notes due 2043;

(i)	Trust Deed dated 24 August 2004 between the Company and The Law Debenture Trust Corporation p.l.c. constituting US$950,001,000 fixed/floating rate callable subordinated notes due 2044; and

(j)	Trust Deed dated 24 August 2004 between the Company and The Law Debenture Trust Corporation p.l.c. constituting US$550,001,000 fixed/floating rate callable subordinated notes due 2044.

[Add any subsequent Trust Deeds]

For the purposes of the opinion contained in paragraph 9 above we have interpreted the effect of the Underwriting Agreement, the Pricing Agreement, the Indenture and the Securities as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

(10)	Assuming the entry into the Indenture has been duly authorized by the Company in accordance with Scots law, the Indenture (to the extent only of the subordination provisions thereof which are expressed to be governed by English law) when executed and delivered, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in the English courts, subject to paragraph 8 above, and the subordination provided for therein will be binding upon a liquidator or administrator of the Company or any holder of the Securities.

(11)	Assuming the issue of the Securities has been duly authorized by the Company in accordance with Scots law, the Securities (to the extent only of the subordination provisions thereof which are expressed to be governed by English law) when executed and delivered, will constitute legal, valid and binding obligations of the Company enforceable against the Company in the English courts, subject to paragraph 8 above, and the subordination provided for therein will be binding upon a liquidator or administrator of the Company or any holder of the Securities.

ANNEX V

FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
UNITED STATES COUNSEL FOR THE UNDERWRITERS

Based upon the foregoing, we are of the opinion that:

(i)	The Registration Statement has been declared effective under the 1933 Act.

(ii)	The Registration Statement, the Prospectus, and any supplements or amendments thereto (except for financial statements and other financial data as to which we do not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

(iii)	Assuming the Indenture and the Securities have been duly authorized, executed and delivered by the Company pursuant to Scots law, and assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee, the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, and the Securities have been duly executed, authenticated and delivered; and the Indenture (except for the subordination provisions thereof, as to which we do not express an opinion) constitutes, and, upon payment therefor in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, the Securities (except for the subordination provisions thereof, as to which we do not express an opinion) will constitute, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv)	Each of the Indenture (except for the subordination provisions thereof, as to which we do not express an opinion) and the Securities (except for the subordination provisions thereof, as to which we do not express an opinion) conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus.

     We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed. We have not participated in the preparation of the Company’s Annual Report on Form 20-F for the year ended December 31,______ or of any of the Company’s Reports on Form 6-K, which are incorporated by reference in the Registration Statement and Prospectus. We are not passing upon, or assuming responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, and have made no independent check or verification thereof. On the basis of the document review described in the [ ] paragraph of this opinion and the foregoing conferences in which we participated, no fact has come to our attention that has caused us to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which we do not make any statement), at the time the Registration Statement became effective with respect to the Underwriters, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated therein or omitted therefrom, as to which we do not make any statement), as of its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering our opinion that the Registration Statement has been declared effective, we relied solely upon the order by the Commission stating that the Registration Statement has been declared effective.